EXHIBIT 10.1
BIOMETRX, INC.

AMENDED AND RESTATED
2008 EMPLOYEE/PROFESSIONAL/CONSULTANT STOCK
COMPENSATION PLAN

1.  Purpose. The purpose of this Plan is to provide compensation in the form of Common Stock of the Company to Eligible Recipients (as defined herein) that have previously rendered services or that will render services during the term of this Amended and Restated Employee/Professional/Consultant Stock Compensation Plan (hereinafter referred to as the Plan)

2.  Administration. (a)  This Plan shall be administered by the Board of Directors who may from time to time issue orders or adopt resolutions, not inconstant with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan.  The President shall make initial determinations as to which employees, consultants, professionals or advisors (hereinafter referred to as “eligible recipients”) will be considered to receive shares under this Plan, in addition, will provide a list to the Board of Directors. All final determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board. Subject to the Corporation's Bylaws, all  decisions  made  by  the  Directors  in  selecting  eligible  recipients, establishing the number of shares, and construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Corporation, shareholders and Eligible Recipients.

(b)  The Board of Directors may from time to time appoint a Stock Compensation Plan Committee, consisting of at least one Director and one officer, none of whom shall be eligible to participate in the Plan while members of the Committee. The Board of Directors may delegate to such Committee power to select the particular Eligible Recipients that are to receive shares, and to determine the number of shares to be allocated to each such Eligible Recipient.

(c) If the SEC Rules and or regulations relating to the issuance of Common Stock under a Form S-8 should change during the terms of this Plan, the Board of Directors shall have the power to alter this Plan to conform to such changes.

3.  Eligibility.  Shares shall be granted only to (Employees, Professionals and Consultants (“Eligible Recipients”) that are within that class for which Form S-8 is applicable.

4.  Shares Subject to the Plan.  The total number of shares of Common Stock to be subject to this Plan is 7,500,000. The shares subject to the Plan will be registered with the SEC on or about March 13, 2008 in a Form S-8 Registration. For each 12 month period during which the Plan is effective, the number of shares issued under the Plan shall be limited to 2,500,000.

5.  Death of an Eligible Recipient. If an Eligible Recipient dies while he is an Employee, Professional or Consultant of the Corporation or of any subsidiary, or within 90 days after such termination, the shares, to the extent that the Eligible Recipient was to be issued shares under the plan, may be issued to his personal representative or the person or persons to whom his rights under the plan  shall  pass  by  his  will  or  by  the  applicable  laws  of  descent and distribution.

6.  Termination of Eligible Recipient, retirement or disability.  If an Eligible Recipient shall cease to be retained by the Corporation for any reason (including retirement and disability) other than death after he shall have continuously been so retained for his specified term, he may, but only within the three-month period immediately following such termination, request his pro-rata number of shares for his services already rendered.

7.  Termination of the Plan.  This Plan shall terminate upon the issuance of all shares available under the Plan or otherwise terminated by the Board of Directors. .

8.  Effective Date of the Plan.  This Plan shall become effective upon its adoption by the Board of Directors.

CERTIFICATION OF ADOPTION
(By the Board of Directors)

The undersigned, being the President and Chairman of the Board of Directors of Biometrx, Inc. hereby certifies that the foregoing Plan was adopted by a unanimous vote of the Board of Directors on September 23, 2008.